Exhibit 10.6

TRIUMPH GROUP, INC.
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE MEETING
Non-employee Director Compensation Summary
April 25, 2013

Annual Retainer for Non-employee Board Member	Additional Retainer for Committee Chairs	Additional Retainer for Lead Director	Meeting Fees	Telephonic Meeting Fee	Annual Equity Award

$60,000	Audit Comm. Chair: $5,000; Comp. Comm. Chair: $4,000; Other Comm. Chairs; $3,000.	$5,000	N/A	N/A	Equity grants with a grant date value of approx. $70,000 (one time new member grant at max of 5,000 shares)